===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 XIRCOM, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                         [LOGO OF XIRCOM APPEARS HERE]

                 ---------------------------------------------
                   Notice of Annual Meeting of Shareholders
                 ---------------------------------------------


To Our Shareholders:

WHAT:     Our Annual Meeting of Shareholders for Fiscal Year 1999

WHEN:     January 21, 2000 at 10:00 a.m., local time

WHERE:    The Hyatt Westlake Plaza Hotel
          880 South Westlake Boulevard
          Westlake Village, California 91361

WHY:      At this meeting, we plan to:

          1. Elect directors to serve for the coming year and until their successors are elected and qualified.

          2.   Approve the adoption of Xircom's 2000 Stock Option Plan.

          3. Approve the amendment of Xircom's Articles of Incorporation to increase the authorized number of shares of Common Stock Xircom may issue.

          4. Ratify the appointment of Ernst & Young LLP as independent auditors of Xircom for the fiscal year ending September 30, 2000.

          5. Transact any other business which may be presented at the meeting or any adjournment.

     Only shareholders of record at the close of business on November 24, 1999 will receive notice of the Annual Meeting and be eligible to vote at the meeting.

     All shareholders are encouraged to attend the Annual Meeting. However, if you cannot attend the Annual Meeting in person, please promptly register your votes for the proposals to ensure you are represented at the Annual Meeting.

     Please refer to your Proxy card for various voting methods. Please vote as soon as possible. We have enclosed a postage-prepaid envelope for your convenience if you choose to use the enclosed Proxy card. Please note: If you attend the Annual Meeting, you may still vote in person at the meeting even if you previously returned or voted a Proxy.


                                           By Order of the Board of Directors


                                           /s/ Randall H. Holliday
Thousand Oaks, California                  Randall H. Holliday
December 13, 1999                          Secretary

================================================================================
                                  XIRCOM, INC.
                           2300 Corporate Center Drive
                             Thousand Oaks, CA 91320
                                 (805) 376-9300

                                 PROXY STATEMENT
================================================================================

     The Board of Directors of Xircom, Inc., ("Xircom" or first person pronouns), seeks your Proxy for use at our Fiscal Year 1999 ("FY99") Annual Meeting of Shareholders (the "Annual Meeting"). We will hold the meeting per our Notice of Annual Meeting, unless we adjourn to a later date and/or time.

     This Proxy Statement, and our accompanying Notice of Annual Meeting of Shareholders, covers the purposes of the Annual Meeting. We have sent these Proxy solicitation materials on or about December 13, 1999 to all shareholders entitled to vote at the Annual Meeting.

 .    VOTING AND SOLICITATION
     -----------------------

     Shareholders of record as of the close of business on November 24, 1999 (the "Record Date") will receive notice of and may vote at the Annual Meeting. Eligible shareholders may vote using one of the following methods:

 .    On-line via the Internet, if available.
 .    By telephone.
 .    By marking, signing, and returning the Proxy card.

     There were 24,957,857 shares of our Common Stock issued and outstanding as of the Record Date. The closing sale price on that date was $48.00. Our Common Stock ($.001 par value) is traded on the Nasdaq Stock Market(SM) (symbol "XIRC").

     On November 12, 1999, we filed a registration statement with the Securities and Exchange Commission (which was amended on November 19, 1999) for the underwritten public offering of approximately 3,500,000 shares of our Common Stock (the "Shares"). The public offering was scheduled to be completed on December 8 or 9, 1999. Final details of the offering were not available as of the time these Proxy solicitation materials were printed for mailing to eligible shareholders. We encourage you to check the Securities and Exchange Commission's EDGAR database (www.sec.gov), our web site (www.xircom.com), press releases, or other comparable sources for the most current information regarding the Shares before you vote on the proposals contained in this solicitation. Assuming the successful completion of the public offering, the addition of the Shares to our total shares of Common Stock issued and outstanding may be relevant to your consideration and vote on proposals included in this solicitation.

     (See the section titled "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" below on page 20 for information about owners of more than 5% of our outstanding Common Stock).

     Each share has one vote on all matters, except as noted in Proposal 1- "ELECTION OF DIRECTORS" under "Required Vote."

     We have hired D.F. King & Co., Inc., for approximately $4,000, plus out-of-pocket expenses, to help distribute Proxy materials and secure votes. Xircom will pay for this solicitation. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in sending solicitation material to beneficial owners

================================================================================
                                  XIRCOM, INC.
                           2300 Corporate Center Drive
                             Thousand Oaks, CA 91320
                                 (805) 376-9300

                                 PROXY STATEMENT
================================================================================

 .    REVOKING YOUR PROXY
     -------------------

     Any Proxy may be revoked at any time before it is actually voted at the Annual Meeting. Regardless of the method of voting used, you may revoke your Proxy by doing one of the following:

 .    File a written notice of revocation, dated later than the Proxy, before the vote is taken at the Annual Meeting.
 .    Execute a later dated Proxy before the vote is taken at the Annual Meeting.
 .    Vote in person at the Annual Meeting (your attendance at the Meeting, by itself, does not revoke your earlier Proxy).

     Any written notice of revocation, or later Proxy, should be delivered to Xircom, Inc., 2300 Corporate Center Drive, Thousand Oaks, CA 91320-1420,
Attention: Secretary. Or, you may hand deliver written revocation notice, or a later Proxy, to our Secretary at the Annual Meeting before we begin voting.

 .    DEADLINE FOR SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING
     --------------------------------------------------------------

     Any shareholder proposals intended to be included in our 2000 Proxy Statement and presented at Xircom's fiscal 2000 Annual Meeting must be received by Xircom no later than August 14, 2000, to be considered for use in the Proxy Statement and form of Proxy for that meeting.

     If we do not receive written notice before October 28, 2000 of a shareholder proposal for our 2000 Annual Meeting, the proxy holders for that meeting may exercise discretionary voting authority if the proposal is raised at that meeting, even though the proposal was not included in the Proxy Materials for the 2000 Annual Meeting.

--------------------------------------------------------------------------------
                                  PROPOSAL 1
                             ELECTION OF DIRECTORS
--------------------------------------------------------------------------------


                 NOMINEES FOR XIRCOM, INC. BOARD OF DIRECTORS

 .    MICHAEL F.G. ASHBY          Director Since 1996                    Age-  50
     ---------------------------------------------------------------------------
     Chief Financial Officer, Cerent Corporation (a manufacturer of optical transport systems for public networks) 7/99 to date; Executive Vice President and Chief Financial Officer, Ascend Communications, Inc. (a manufacturer of enterprise networking equipment) 11/97 - 6/99; Vice President and Chief Financial Officer, Pacific Telesis Enterprises/Pacific Bell (a telecommunications company) 9/95-10/97; President and Chief Executive Officer, Network Systems Corporation (a manufacturer of network communications devices) 3/95-8/95; Chief Operating Officer, Network Systems Corporation 1/93-3/95.

 .    KENNETH J. BIBA             Director Since 1991                     Age- 49
     ---------------------------------------------------------------------------
     President, HighGain Technologies, Inc. (a technology consulting firm) 11/95 to date; Executive Vice President and General Manager, Wireless Products Division of Xircom 9/93-10/95; Executive Vice President, Business Development, Xircom 1/93-9/93.

 .    GARY J. BOWEN               Director Since 1995                    Age-  52
     ---------------------------------------------------------------------------
     Industry consultant 10/96 to date; Executive Vice President, Worldwide
     Field Operations, Bay Networks, Inc. (a manufacturer of enterprise networking equipment) 10/94-10/96; Senior Vice President, Marketing and Field Operations, Wellfleet Communications, Incorporated 1/90-10/94.

 .    DIRK I. GATES               Director Since 1988                    Age-  38
     ---------------------------------------------------------------------------
     Chairman of the Board, Xircom 1/95 to date, Chief Executive Officer, Xircom 10/91 to date, and President, Xircom 11/88 to date.

 .    J. KIRK MATHEWS             Director Since 1988                    Age-  57
     ---------------------------------------------------------------------------
     Independent industry consultant 1/95 to date; Chairman of the Board, Xircom 11/88-1/95; Chief Executive Officer, Xircom 11/88-10/91.

 .    CARL E. RUSSO               Director Since 1999                    Age-  43
     ---------------------------------------------------------------------------
     Vice President and General Manager, Optical Transport Business Unit, Cisco Systems, Inc. 11/99 to date; Chief Executive Officer, and member of the Board of Directors, Cerent Corp. (a manufacturer of optical transport systems for public networks) 6/98 - 10/99; Executive Vice President and Chief Operating Officer, Xircom 4/95-5/98; Senior Vice President and
     General Manager, Network Systems Corporation (a manufacturer of network communications devices) 4/94-4/95.

 .    WILLIAM J. SCHROEDER        Director Since 1991                    Age-  55
     ---------------------------------------------------------------------------
     Independent industry consultant 9/99 to date; President, Chief Executive Officer and member of the Board of Directors, Diamond Multimedia Systems, Inc. (a manufacturer of computer multimedia products) 5/94 to 9/99; Vice Chairman of the Board, Conner Peripherals, Inc. (a disk drive manufacturer) 1989 to 1994. Member of the Board of Directors, CNF Transportation, Inc. S3 Incorporated, and Sync Research, Inc.

 .    DELBERT W. YOCAM            Director Since 1996                    Age-  55
     ---------------------------------------------------------------------------
     Independent industry consultant 4/99 to date; Chairman and Chief Executive Officer, INPRISE Corporation (a provider of software development products and services) 11/96 to 4/99; independent industry consultant 11/94-11/96; President, Chief Operating Officer, and member of the Board of Directors, Tektronix, Inc. (a manufacturer of electronic equipment) 9/92-11/94. Member of the Board of Directors, Adobe Systems, Inc.

--------------------------------------------------------------------------------
                                  PROPOSAL 1
                             ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

 .    NOMINEES
     --------

     Directors are to be elected at the Annual Meeting of Shareholders. Unless otherwise instructed by your vote on the Proxy card, the Proxy holders will cast your vote for our eight nominees.

     Our nominees are presented on the preceding page. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" below on page 20 for information on the stock ownership of each director candidate, plus information on stock ownership of all current directors and executive officers as a group. There are no family relationships among any of our directors or executive officers.

     Per our Bylaws, our Board may include up to eight directors. We currently have eight Directors. When elected, they will serve until the next Annual Meeting of Shareholders, or until a successor has been elected and qualified. If any nominee is unable or does not want to stand for re-election, proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. We are not aware of any reason why any of our nominees will be unable or will decline to continue to serve as a director.

     If additional persons are nominated for election as directors, the Proxy holders plan to vote all proxies according to the cumulative voting rules. We will use those rules so that the greatest number of allowable votes are cast to provide for election of as many of our nominees as possible. If cumulative voting is used, the Proxy holders allocate votes among specific nominees.

 .    REQUIRED VOTE
     -------------

     Cumulative Voting-  Cumulative voting may only be used for candidates who
     -----------------
have been nominated prior to voting. And, cumulative voting may only be used if at least one shareholder at the meeting gives notice of the shareholder's plan to cumulate votes. Under cumulative voting, you may choose to give a single candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which your shares are entitled. Or, you may distribute your votes on the same principle among as many candidates as you choose. You may not cast votes for more than the total number of directors to be elected.

     Vote Counting-  The eight nominees receiving the highest number of Votes
     -------------
Cast will be elected as directors for the coming year. Under California law, "Votes Cast" are the shares of our Common Stock represented and "voting" at the Annual Meeting. Votes that are withheld from any director will be counted for purposes of determining the presence or absence of a quorum, but will not be counted as an actual vote cast. We will count abstentions only for purposes of determining the presence or absence of a quorum required for the transaction of business at the Annual Meeting. Broker non-votes will also be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

--------------------------------------------------------------------------------
                                   PROPOSAL 1
                              ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

 .    DIRECTOR COMPENSATION
     ---------------------

     We paid fees to each non-employee director for his services during FY99. Fees paid include a quarterly retainer, plus a set amount per meeting attended. Fees paid in FY 1999 were:

 .    Messrs. Ashby, Biba and Bowen:  $35,250
 .    Mr. Schroeder:  $34,000
 .    Messrs. Mathews and Yocam:  $32,750
 .    Mr. Russo:  $26,750

     We also reimbursed our directors for their reasonable out-of-pocket expenses incurred in connection with attending board and committee meetings.

     Under Xircom's 1992 Director Stock Option Plan, when a new non-employee director joins our Board, the director receives an option to purchase a total of 40,000 shares of Common Stock. These grants have an exercise price equal to the fair market value as of the date of the grant. These "new director" options vest cumulatively as to 10,000 shares each year for four years after the date of grant, based on continued service on the Board. Mr. Russo received such an option grant on January 22, 1999 at an exercise price of $42.00 per share.

     On July 1 of each year, each non-employee director who has served on the Board for at least six (6) months as of the date of the grant is automatically granted an option to purchase 10,000 shares of Common Stock. These annual options vest in full four years after the date of the grant and are granted at an exercise price equal to the fair market value as of the date of the grant. Messrs. Ashby, Biba, Bowen, Mathews, Schroeder and Yocam each received an annual grant on July 1, 1999, at an exercise price of $30.5625 per share.

 .    FISCAL YEAR 1999 MEETINGS
     -------------------------

 .    Board of Directors: 11 (6 by phone)
 .    Audit Committee:  4
 .    Compensation Committee: 3

     During FY99, all of our incumbent Directors attended at least 75% of the meetings of the Board of Directors. Mr. Russo attended all meetings of the Board of Directors in FY99 following his election to the Board on January 22, 1999. We had 100% attendance in FY99 of Board members for Committees of the Board on which the director served.

 .    COMMITTEE MEMBERSHIPS
     ---------------------

     Directors Ashby, Bowen, Schroeder and Yocam serve on the Audit and the Compensation Committees.

 .    COMMITTEE RESPONSIBILITIES
     --------------------------

     Audit Committee
     ---------------

 .    Recommends engagement of Xircom's independent accountants.
 .    Reviews and oversees the services performed by Xircom's independent auditors.
 .    Reviews and evaluates Xircom's accounting principles and its system of internal accounting controls.

     Compensation Committee
     ----------------------

 .    Makes recommendations to the Board of Directors regarding Xircom's executive compensation policies.
 .    Administers Xircom's 1992 Stock Option Plan.
 .    Administers Xircom's 1994 Employee Stock Purchase Plan.
 .    Oversees administration of Xircom's nonstatutory stock option plans by a committee of Management.


                       ================================
                                RECOMMENDATION
                       ================================

          The Board of Directors recommends a vote FOR our nominees.

--------------------------------------------------------------------------------
                                  PROPOSAL 2
                APPROVAL OF ADOPTION OF 2000 STOCK OPTION PLAN
--------------------------------------------------------------------------------

 .    PROPOSAL OVERVIEW
     -----------------

     On October 22, 1999, our Board of Directors adopted the 2000 Stock Option Plan (the "Plan") and reserved a total of:

 .    1,200,000 shares; plus
 .    shares which have been reserved but unissued under Xircom's 1992 Stock
     Option Plan (the "1992 Plan") as of the date of shareholder approval of this Plan; and
 .    shares returned to the 1992 Plan after the date of shareholder approval of this Plan as a result of the termination of options under the 1992 Plan.

     As of the Record Date, no options or rights to purchase stock have been granted pursuant to the Plan. We will not issue or award any options or rights to purchase stock prior to shareholder approval of the Plan.

     Related Stock Option Plans
     --------------------------

     As of the Record Date, 7,500,000 shares were reserved under Xircom's 1992 Stock Option Plan, with 2,213,561 shares subject to outstanding options and 587,366 shares available for future grants. As of the Record Date, 2,249,857 shares were reserved under Xircom's 1995 Stock Option Plan, with 1,737,628 shares subject to outstanding options and 231,724 shares available for future grants. As of the Record Date, 250,000 shares were reserved under Xircom's Patent Award Stock Option Plan, with 158,959 shares subject to outstanding options and 85,000 shares available for future grants. As of the Record Date, 76,914 shares were reserved under the Entrega Stock Option Plan, with 75,456 shares subject to outstanding options and 1,458 shares available for future grants. The Entrega Stock Option Plan was assumed by Xircom as part of its merger with Entrega Technologies, Inc., which merger became effective on October 1, 1999. The reserved shares noted above for the Entrega Stock Option Plan are shares of our Common Stock, converted from shares of Entrega Technologies, Inc. pursuant to the applicable agreement and plan of merger.

     Public Offering
     ---------------

     On November 12, 1999, we filed a registration statement with the Securities and Exchange Commission (which was amended on November 19, 1999) for the underwritten public offering of approximately 3,500,000 shares of our Common Stock (the "Shares"). The public offering was scheduled to be completed on December 8 or 9, 1999. Final details of the offering were not available as of the time these Proxy solicitation materials were printed for mailing to eligible shareholders. We encourage you to check the Securities and Exchange Commission's EDGAR database (www.sec.gov), our web site (www.xircom.com), press releases, or other comparable sources for the most current information regarding the Shares before you make your decision on this Proposal 2. Assuming the successful completion of the public offering, the addition of the Shares to our total shares of Common Stock issued and outstanding may be relevant to your consideration and vote on this Proposal.

     At the Annual Meeting, the shareholders are being requested to consider and approve the Plan and the reservation of shares thereunder.

     A description of the principal features of the Plan may be found below in this Proxy.

 .    REQUIRED VOTE
     -------------

     The approval of the Plan requires the affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting. "Votes Cast" will be counted as per the procedures noted below for Proposal 3 under the heading "REQUIRED VOTE."

--------------------------------------------------------------------------------
                                  PROPOSAL 2
                APPROVAL OF ADOPTION OF 2000 STOCK OPTION PLAN
--------------------------------------------------------------------------------

   .  SUMMARY AND DESCRIPTION OF THE XIRCOM, INC. 2000 STOCK OPTION PLAN  .
      ------------------------------------------------------------------

     General.  We will use the Plan to:
     -------

 .    attract and retain the best people for positions of substantial responsibility with Xircom;
 .    provide additional incentives to our employees and consultants; and
 .    promote the success of our business.

     Options and stock purchase rights may be granted under the Plan. Options granted under the Plan may be either "incentive stock options," as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options.

     Administration. The Plan may generally be administered by the Board or a
     --------------
Committee appointed by the Board (as applicable, the "Administrator"). The Administrator may make any determinations deemed necessary or advisable for the Plan. However, as required by the Plan, the Company can not reprice any options granted under the Plan without prior shareholder approval. The Plan also requires prior shareholder approval of any amendment to the Plan dealing with the repricing provisions and limitations. In addition, the Company represents that it will not cancel outstanding options under the Plan with the intention of replacing them with new options with a lower exercise price.

     Eligibility. Nonstatutory stock options and stock purchase rights may be
     -----------
granted under the Plan to our employees, directors and consultants or to the employees, directors or consultants of any parent or subsidiary of Xircom. Only employees may receive incentive stock options under the Plan. The Administrator, in its discretion, selects the employees, directors and consultants to whom options and stock purchase rights may be granted, the time or times at which such options and stock purchase rights will be granted, and the exercise price and number of shares subject to each such grant.

     Limitations. Under Section 162(m) of the Code certain limits are placed on
     -----------
the deductibility for federal income tax purposes of compensation paid to certain of our executive officers. In order to preserve the deductibility of compensation income associated with options and stock purchase rights granted to such persons, the Plan provides that no employee may be granted, in any Xircom fiscal year, options and stock purchase rights to purchase more than 500,000 shares of Common Stock. Notwithstanding this limit, however, in connection with such individual's initial employment with Xircom, he or she may be granted options or stock purchase rights to purchase up to an additional 500,000 shares of Common Stock.

     Terms and Conditions of Options. Each option is evidenced by a stock option
     -------------------------------
agreement between Xircom and the optionee, and is subject to the following terms and conditions:

 .    Exercise Price- The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the date the option is granted.

 .    Exercise of Option; Form of Consideration- The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Plan permits payment to be

================================================================================
                                  PROPOSAL 2
                APPROVAL OF ADOPTION OF 2000 STOCK OPTION PLAN
================================================================================

made by cash, check, promissory note, other shares of Common Stock of Xircom (with some restrictions), cashless exercises (i.e. a broker sale), a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination of these allowable forms of consideration.

 .    Term of Option- The term of an incentive stock option may be no more than ten (10) years from the date of grant. No option may be exercised after the expiration of its term.

 .    Termination of Employment- If an optionee's employment or consulting relationship terminates for any reason (including death or disability), then all options held by the optionee under the Plan expire on the earlier of (i) the date noted in his or her notice of grant or (ii) the expiration date of such option. The Plan and the option agreement may provide for a longer period of time for the option to be exercised after the optionee's death or disability than for other terminations. To the extent the option is exercisable at the time of such termination, the optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance) may exercise all or part of his or her option at any time before termination of the option.

 .    Nontransferability of Options- Unless the Administrator determines otherwise, options granted under the Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

 .    Other Provisions- The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

     Stock Purchase Rights. In the case of stock purchase rights, unless the
     ---------------------
Administrator determines otherwise, the Restricted Stock Purchase Agreement will grant Xircom a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with Xircom for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement will be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to Xircom. The repurchase option will lapse at a rate determined by the Administrator.

     Adjustments Upon Changes in Capitalization. In the event that the stock of
     ------------------------------------------
Xircom changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other change in the capital structure of Xircom effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the Plan, and the exercise price of any such outstanding option or stock purchase right.

     In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The Administrator may, in its sole discretion, provide that each optionee will have the right to exercise all of the optionee's options and stock purchase rights, including those not otherwise exercisable.

     In connection with any merger, consolidation, acquisition of assets or like occurrence involving Xircom, each outstanding option or stock purchase right will be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses

================================================================================
                                  PROPOSAL 2
                APPROVAL OF ADOPTION OF 2000 STOCK OPTION PLAN
================================================================================

to assume the options and stock purchase rights or to substitute substantially equivalent options and stock purchase rights, the optionee will fully vest in and have the right to exercise the option or stock purchase right, including shares as to which it would not otherwise be exercisable. In such event, the Administrator will notify the optionee that the option or right will be exercisable for a period of fifteen (15) days from the date of such notice and the option or stock purchase right will terminate upon the expiration of such period.

     Amendment and Termination of the Plan. The Board may amend, alter, suspend
     -------------------------------------
or terminate the Plan, or any part thereof, at any time and for any reason. However, Xircom will obtain shareholder approval for any amendment to the Plan to the extent necessary and desirable to comply with applicable law. No such action by the Board or shareholders may alter or impair any option or stock purchase right previously granted under the Plan without the written consent of the optionee. Unless terminated earlier, the Plan will terminate ten years from the date of its approval by the shareholders or the Board of Xircom, whichever is earlier.

     Federal Income Tax Consequences
     -------------------------------
 .    Incentive Stock Options- An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of Xircom. Unless limited by Section 162(m) of the Code, Xircom is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

 .    Nonstatutory Stock Options- An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of Xircom is subject to tax withholding by Xircom. Unless limited by Section 162(m) of the Code, Xircom is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are

================================================================================
                                  PROPOSAL 2
                APPROVAL OF ADOPTION OF 2000 STOCK OPTION PLAN
================================================================================

allowed in full against capital gains and up to $3,000 against other income.

 .    Stock Purchase Rights- Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, because Xircom may repurchase the stock when the purchaser ceases to provide services to Xircom. As a result of this substantial risk of forfeiture, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture (i.e., when Xircom's right of repurchase lapses). The purchaser's ordinary income is measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to right of repurchase.

     The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing, (i.e., within thirty days of the purchase), an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% shareholder of Xircom.

NOTE: Our discussion of tax information is not a complete summary of the effect of federal income taxation upon holders of options or upon Xircom. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which an option holder lives.


                     =====================================
                                RECOMMENDATION
                     =====================================

   The Board of Directors has unanimously approved adoption of the Plan and recommends that the shareholders vote FOR this proposal.

================================================================================
                                   PROPOSAL 3
               APPROVAL OF AMENDMENT OF ARTICLES OF INCORPORATION
================================================================================

 .    OVERVIEW OF ARTICLES AND PROPOSED AMENDMENT

     Xircom's Amended and Restated Articles of Incorporation, as currently in effect (the "Articles"), provide that Xircom is authorized to issue 52,000,000 shares of Xircom's capital stock. The authorized capital stock consists of 50,000,000 shares of Common Stock, $0.001 par value and 2,000,000 shares of Preferred Stock, $0.001 par value. As of the Record Date there were 24,957,857 outstanding shares of Common Stock and no Preferred Stock.

     On October 22, 1999, the Board of Directors authorized an amendment to the Articles (the "Proposed Amendment") to (i) increase the total number of shares the Board is authorized to issue from 52,000,000 shares to 127,000,000; and (ii) to increase the authorized number of shares of Common Stock from 50,000,000 shares to 125,000,000 shares.

     The principle purpose and effect of the Proposed Amendment will be to authorize additional shares of Common Stock. This amendment, and the addition of these shares if approved, will have no immediate impact upon existing shareholders, but might have a dilutive effect on shareholders at such time in the future, if any, as any additional shares are issued by the Company. These shares will be available in the event the Board of Directors determines that it is necessary and appropriate to effect a stock split, to raise additional capital through the sale of securities in the public market, to grant options or stock purchase rights to Xircom's employees or to acquire another company, business or assets.

 .    REQUIRED VOTE

     Under California law, we need a "FOR" vote by the holders of a majority of the Votes Cast. For this purpose, "Votes Cast" means the number of shares of Xircom's Common Stock outstanding and represented and entitled to vote at the Annual Meeting. The "For" votes must represent a majority of the shares represented and voting at the Annual Meeting, assuming a quorum is present. The requisite quorum is a majority of the shares outstanding on the Record Date. Votes that are cast against the proposal and abstentions will each be counted for the purposes of determining (i) the presence or absence of quorum and (ii) the total number of Votes Cast with respect to the proposal. In essence, abstentions will have the same effect as a vote against the proposal. Broker non-votes will be counted for the purposes of determining the presence or absence of quorum, but will not be counted for purposes of determining the number of Votes Cast.


                ==============================================
                                RECOMMENDATION
                ==============================================

   The Board of Directors has unanimously approved adoption of the Proposed
    Amendment and recommends that the shareholders vote FOR this proposal.

================================================================================
                                  PROPOSAL 4
                    RATIFICATION OF APPOINTMENT OF AUDITORS
================================================================================

     The Board of Directors, following the recommendation of the Audit Committee, has appointed Ernst & Young LLP, independent auditors, to audit Xircom's consolidated financial statements for the fiscal year ending September 30, 2000. This appointment is being presented to the shareholders for ratification at the meeting. The affirmative vote of the holders of a majority of the shares present in person or represented by Proxy and entitled to vote at the meeting is required to ratify the Board's appointment. If the appointment is not ratified, the Board of Directors will reconsider its selection.

     Ernst & Young LLP has audited Xircom's consolidated financial statements since the fiscal period ended September 30, 1989. Representatives of Ernst & Young LLP are expected to be present at the meeting. They will have the opportunity to address the audience at the meeting, and will be available to answer appropriate questions from shareholders.


                    ======================================
                                RECOMMENDATION
                    ======================================

 The Board of Directors recommends that shareholders vote FOR ratification of
              Ernst & Young LLP as Xircom's independent auditors.

================================================================================
                         EXECUTIVE OFFICER COMPENSATION
================================================================================

                          SUMMARY COMPENSATION TABLE

     This table reflects compensation paid for services in all capacities during FY99, as well as the total compensation paid to each individual for Xircom's previous two fiscal years for the following individuals ("Top 5 Compensated Officers"):

 .    Our Chief Executive Officer ("CEO").
 .    Each of our four other most highly compensated executive officers other than the CEO who served as executive officers of Xircom as of 9/30/99 and whose salary plus bonus exceeded $100,000.

------------------------------------------------------------------------------------------------------------------------------------
                                                         ANNUAL                   LONG-TERM                   ALL OTHER
     OFFICERS                                          COMPENSATION             COMPENSATION/(1)/          COMPENSATION/(2)/
------------------------------------------------------------------------------------------------------------------------------------
Name, Age and Position                Year        Salary         Bonus          Options (Shares)
------------------------------------------------------------------------------------------------------------------------------------
Dirk I. Gates, 38                     1999       $400,000      $591,200              250,000                  $  3,213
Chairman, President                   1998       $350,000      $301,350               87,500                  $  3,914
and Chief Executive Officer           1997       $285,020      $142,144               75,000                  $  1,267
------------------------------------------------------------------------------------------------------------------------------------

Marc M. Devis, 40/(3)/                1999       $297,269      $354,334              200,000                  $  44,742
Sr. VP, Worldwide Sales and           1998       $256,521      $199,062               50,000                  $  40,427
Marketing                             1997       $229,203      $212,593              150,000                  $  40,135
------------------------------------------------------------------------------------------------------------------------------------

Robert W. Bass, 53                    1999       $200,000      $258,650              150,000                  $   1,427
Sr. VP, Worldwide                     1998       $187,000      $105,005               50,000                  $  17,506/(4)/
Operations                            1997       $172,833      $ 66,525               55,000                  $   2,264
------------------------------------------------------------------------------------------------------------------------------------

Steven F. DeGennaro, 36               1999       $200,000      $308,650              150,000                  $   4,367
VP, Finance                           1998       $175,000      $129,150               80,000                  $   4,061
and Chief Financial Officer           1997       $153,750      $ 63,705               30,000                  $   2,891
------------------------------------------------------------------------------------------------------------------------------------

Randall H. Holliday, 50               1999       $150,000      $196,275               75,000                  $   3,794
Secretary and General                 1998       $140,000      $ 86,100               20,000                  $   3,832
Counsel                               1997       $132,000      $ 58,890               30,000                  $   3,318
------------------------------------------------------------------------------------------------------------------------------------

(1) Xircom has not granted any SARs to any of the Top 5 Compensated Officers. Certain SARs had been granted to certain employees of Entrega Technologies, Inc. prior to the merger, effective October 1, 1999, of Xircom with Entrega Technologies, Inc.
(2) For 1999, 1998 and 1997, amounts include Xircom matching contributions to our 401(k) Plan.
(3) Mr. Devis, resident in Belgium, is provided the use of a company-paid car. The value of the personal use of the car is less than $10,000 per year. Other compensation includes amounts payable as special allowances under Belgian law.
(4) Includes $14,717 imputed income arising from forgiveness of interest accrued on loan repaid in prior fiscal year.

================================================================================
                        EXECUTIVE OFFICER COMPENSATION
================================================================================

                       STOCK OPTION GRANTS AND EXERCISES
                        FOR TOP 5 COMPENSATED OFFICERS

      STOCK OPTION GRANTS IN FISCAL YEAR ENDED SEPTEMBER 30, 1999 (FY99)
      -----------------------------------------------------------------

        This table shows grants made in FY99, and hypothetical gains for the options at the end of their respective seven (7) year terms. We have arbitrarily assumed annualized growth rates of the market price of our Common Stock over the exercise price of the option of five percent (5%) and ten percent (10%), running from the date the option was granted to the end of the option term. Actual gains, if any, on option exercises depend on the future performance of Xircom's Common Stock and overall market conditions.

                                                               INDIVIDUAL GRANTS/(1)/
------------------------------------------------------------------------------------------------------------------------------------
                                                Percent of Total                                  Potential Realizable Value at
                                  Option        Options Granted     Exercise or                      Assumed Annual Rates of
                                  Shares        to Employees in      Base Price     Expiration       Stock Price Appreciation
 Officer                         Granted(#)       Fiscal Year        ($/share)         Date              for Option Term
                                                                                                      5%($)            10%($)
------------------------------------------------------------------------------------------------------------------------------------
Dirk I. Gates                      50,000           2.15%            $  32.8125      07/23/06     $  667,899      $    1,556,489
                                  100,000           4.30%            $  21.0000      04/23/06     $  854,911      $    1,992,306
                                  100,000           4.30%            $  17.5000      10/07/05     $  712,426      $    1,660,255
------------------------------------------------------------------------------------------------------------------------------------
Marc M. Devis                      50,000           2.15%            $  32.8125      07/23/06     $  667,899      $    1,556,489
                                   50,000           2.15%            $  21.0000      04/23/06     $  427,455      $      996,153
                                   50,000           2.15%            $  21.0000      04/23/06     $  427,455      $      996,153
                                   50,000           2.15%            $  17.5000      10/07/05     $  356,213      $      830,127
------------------------------------------------------------------------------------------------------------------------------------
Robert W. Bass                     50,000           2.15%            $  32.8125      07/23/06     $  667,899      $    1,556,489
                                   50,000           2.15%            $  21.0000      04/23/06     $  427,455      $      996,153
                                   50,000           2.15%            $  17.5000      10/07/05     $  356,213      $      830,127
------------------------------------------------------------------------------------------------------------------------------------
Steven F. DeGennaro                50,000           2.15%            $  32.8125      07/23/06     $  667,899      $    1,556,489
                                   50,000           2.15%            $  21.0000      04/23/06     $  427,455      $      996,153
                                   50,000           2.15%            $  17.5000      10/07/05     $  356,213      $      830,127
------------------------------------------------------------------------------------------------------------------------------------
Randall H. Holliday                20,000           0.86%            $  32.8125      07/23/06     $  267,160      $      622,596
                                   35,000           1.51%            $  21.0000      04/23/06     $  299,219      $      697,307
                                   20,000           0.86%            $  17.5000      10/07/05     $  142,485      $      332,051
------------------------------------------------------------------------------------------------------------------------------------

     (1) Xircom did not grant any SARs in FY99 to any of the Top 5 Compensated Officers. Certain SARs had been granted to certain employees of Entrega Technologies, Inc. prior to the merger, effective October 1, 1999, of Xircom with Entrega Technologies, Inc.

================================================================================
                        EXECUTIVE OFFICER COMPENSATION
================================================================================

         AGGREGATE OPTION EXERCISES IN FY99 AND YEAR-END OPTION VALUES
         -------------------------------------------------------------

          This table shows all stock options exercised by the Top 5 Compensated Officers for FY99. The "Value Realized" column reflects the difference between the market value of the underlying securities at the actual exercise date minus the exercise price of the options. The "Value of unexercised in-the-money options" column reflects the difference between the market value at the end of the fiscal year and the exercise price of in-the-money options.

-----------------------------------------------------------------------------------------------------------------------------------
                               Shares (#)                   Number of unexercised options      Value of unexercised in-the-money
                               acquired on      Value              at 1999 year-end              options at 1999 year-end(1)
Officer                        exercise      Realized($)      Exercisable/Unexercisable           Exercisable/Unexercisable
------------------------------------------------------------------------------------------------------------------------------------
Dirk I. Gates                     --              --          117,706         344,794          $ 3,692,163       $ 8,114,043
------------------------------------------------------------------------------------------------------------------------------------
Marc M. Devis                   173,956      $  3,599,283      12,920         307,293          $   397,970       $ 7,215,130
------------------------------------------------------------------------------------------------------------------------------------
Robert W. Bass                   55,000      $  1,255,399      38,414         214,586          $ 1,160,007       $ 4,808,256
------------------------------------------------------------------------------------------------------------------------------------
Steven F. DeGennaro              37,500      $    797,305      53,770         212,918          $ 1,631,341       $ 4,772,600
------------------------------------------------------------------------------------------------------------------------------------
Randall H. Holliday              27,375      $    521,662      38,329         104,796          $ 1,137,466       $ 2,358,761
------------------------------------------------------------------------------------------------------------------------------------

     (1) Total value of vested and unvested options based on the market value of Xircom's Common Stock on September 30, 1999 ($42.69 per share).

================================================================================
                        EXECUTIVE OFFICER COMPENSATION
================================================================================

               EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT,
            CHANGE-IN-CONTROL ARRANGEMENTS AND CERTAIN TRANSACTIONS

     From time to time, Xircom has entered into letter employment agreements with certain of its executive officers. Such agreements set the officer's base salary and state that options to purchase Xircom's Common Stock will be granted to the officer. No such agreements are currently in effect.

     Xircom has entered into indemnification agreements with each of its directors and executive officers. Such agreements require Xircom to indemnify such individuals to the fullest extent permitted by law.

     Effective October 1, 1999, we renewed Change in Control Agreements (the "CIC Agreements"), with each Named Executive Officer other than our Chief Executive Officer. Each CIC Agreement renews automatically on an annual basis effective October 1, unless terminated by our written notice. The CIC Agreement provides that in the event of a "Change in Control," each executive automatically receives acceleration of twelve (12) months of vesting under then existing stock options. In addition, if an executive's employment is involuntary terminated within two years following a Change in Control, or the executive voluntary terminates employment after a Change in Control, and for "Good Reason," the executive is entitled to certain severance payments and entitlements.

      A "Change in Control" is generally defined to be (1) acquisition by a third party of greater than fifty percent (50%) of the voting power of Xircom, or (2) a merger, sale of assets, or comparable transaction, which results in a Board of Directors in which the Directors who were members of the Board prior to the event represent less than a majority of the Board of Directors following the event. "Good Reason" is generally defined as a substantial alteration or reduction in duties and responsibilities, a reduction in salary or bonus eligibility affecting the executive individually (as opposed to across the board reductions impacting all executives equally), reassignment to a different geographic location, or refusal of the successor entity to assume the CIC Agreement.

      The severance payments and entitlements made to the executive under the CIC Agreement include continued payment of base salary, bonuses and benefits, and acceleration of vesting under then existing stock option grants. Payments and entitlements run for a period of one (1) year if termination of employment or resignation for Good Reason occurs within twelve (12) months after the Change in Control, or for a period of six (6) months if termination of employment or resignation for Good Reason occurs within the thirteenth to twenty-fourth (13/th/-24/th/) month after the Change in Control.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires our executive officers and directors to file reports of holdings and transactions in our shares with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Executive Officers, directors and greater-than-ten-percent shareholders are also required by SEC rules to furnish Xircom with copies of all Section 16(a) forms they file. Based solely on our review of copies of such forms we received, or written representations from certain reporting persons, we believe that during the period from October 1, 1998 to September 30, 1999, all filing requirements applicable to its officers, directors and ten percent shareholders were complied with.

--------------------------------------------------------------------------------
                        EXECUTIVE OFFICER COMPENSATION
--------------------------------------------------------------------------------

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Our Compensation Committee establishes Xircom's executive compensation policies at the beginning of each fiscal year. The Committee approves the base salary levels and target incentive plans for executive officers of Xircom. The Committee also evaluates the performance of Xircom's Chief Executive Officer against Xircom's overall objectives, and administers Xircom's Stock Option Plan and Employee Stock Purchase Plan. Xircom's President and Chief Executive Officer, and Xircom's Vice President, Human Resources, provide executive officer background and independent salary survey information from third party providers for the Committee's use.

     Xircom's executive compensation policies support two major objectives:

 .    Ensure that the total compensation earned by our executive officers is closely aligned with and dependent upon our continued favorable financial performance.

 .    Enable us to attract and retain, through a competitive compensation structure, those key executives critical to our long-term success.

     To ensure that our first objective is met, the Committee's executive compensation program provides that a significant portion of each officers' total potential compensation annually comes from incentive bonus compensation. This bonus compensation may only be earned if we achieve certain targeted financial objectives set by the Committee at the beginning of the fiscal year. On occasion, special discretionary project-based bonuses related to extraordinary efforts or achievements on the part of a particular executive officer may also be paid. In addition, significant potential remuneration is tied to Xircom's stock price performance, through the ongoing grant of stock options to key executive officers.

     Our second executive compensation objective is addressed by setting compensation levels based on several factors:

 .    The salaries and total compensation of executive officers in similar positions with comparable companies in our industry.

 .    Xircom's financial performance during the past year.

 .    Each officer's performance against objectives related to their areas of responsibility.

     In essence, the Committee ensures that there is a consistent, direct and reasonable relationship between total executive compensation and the value of work performed toward maximizing shareholder value.

     Mr. Dirk Gates, Xircom's Chief Executive Officer, is a founder of Xircom and as such, owned 783,802 shares of Common Stock as of September 30, 1999. This substantial equity interest further ensures that increasing shareholder value is a key element of the total earnings of Mr. Gates.

     For FY99, Xircom's Chief Executive Officer was eligible under the bonus plan for incentive bonuses, at specified targets, of up to 80% of salary based on achievement of specific quarterly financial goals (80% bonus at target). The other executive officers also were eligible for bonus incentives at specified targets ranging up to 60% or 70% of base salary based on quarterly financial goals. For those officers with sales responsibilities, specific sales volume incentives were also established for bonus calculations. Our bonus plans and our administration of same also provided for higher percentages if targeted goals were exceeded.

--------------------------------------------------------------------------------
                        EXECUTIVE OFFICER COMPENSATION
--------------------------------------------------------------------------------

      Under the plans for FY99, bonuses were calculated and paid quarterly based upon certain quarterly performance measurements. Initial consideration was given to our actual quarterly operating income percentage. If operating income was at or below the percentage established by the Committee, the operating income percentage formed the basis for our calculation of bonus income. If operating income exceeded the designated threshold percentage, consideration was then given to the applicable quarter over quarter growth (as a percentage) of unit sales out. Under those circumstances, the bonus compensation payable would be the greater of the bonus amount calculated by using (a) the actual operating income percentage, or (b) the actual sales out unit growth percentage. In essence, the philosophy behind the FY99 bonus plan was to (a) run the company to achieve targeted operating income, then (b) seek to increase our market share. Given the calculation methods adopted by the Committee, the bonus plans did not have any minimum performance thresholds for bonus eligibility other than positive numbers for the measurement criteria.

      Based on our financial performance as compared to the applicable financial incentive objectives for FY99, the Chief Executive Officer received bonuses for FY99 totaling 148% of base salary (for a total bonus of $591,200). The other executive officers received bonuses ranging from 119% to 154% of base salary earned during the fiscal year.

      For FY00, the Chief Executive Officer bonus plan again provides for a bonus based on achievement of specific financial objectives. The total bonus available under the Chief Executive Officer plan is up to 100% of base salary based on achievement of targeted goals.

      The bonus plan for other executive officers provides for bonuses up to a range of 65% to 85% based on achievement of specified financial and (as applicable) sales goals. The plans provide for higher percentages if targeted goals are exceeded. The bonus plans for FY00 will be based upon the same combination and comparison of quarterly operating income percentages and quarter on quarter sales out unit growth as was used for the FY99 bonus plans.

      The Committee also considers granting stock options to an executive officer based on a number of factors, including an officer's responsibilities and relative position in the company, any changes in an officer's responsibility and position, special projects within the officer's area of responsibility, and the officer's equity interest in Xircom in the form of stock and options held by such individual. Options are granted at the current market price of our Common Stock on the date of the grant. During FY99, Mr. Gates received option grants on October 7, 1998 for 100,000 shares, on April 23, 1999 for 100,000 shares and on July 23, 1999 for 50,000 shares. During FY99, options for 575,000 shares were granted to the remaining Top 5 Compensated Officers as a group.

      No Compensation Committee member is a former or current officer, or employee of Xircom or any of its subsidiaries.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of our Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                            COMPENSATION COMMITTEE

 Michael F.G. Ashby, Gary J. Bowen, William J. Schroeder and Delbert W. Yocam
================================================================================

--------------------------------------------------------------------------------
        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
--------------------------------------------------------------------------------

     The following table presents certain information about beneficial ownership of Xircom's Common Stock as of November 1, 1999, by each person (or group of affiliated persons) who is known by Xircom to own beneficially more than 5% of Xircom's Common Stock, each director, each executive officer named in the Executive Officer Compensation table, and all current directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

            Name and Address                              Number of shares/(1)/     Percent of Total
            ----------------                              ---------------------     ----------------
      Intel Corporation                                        2,516,405                10.1%
      2200 Mission College Boulevard
      Santa Clara, California 95052
      Nicholas Applegate Capital Management                    1,309,810                5.3%
      600 West Broadway
      San Diego, California 92101
      Dirk I. Gates /(2)/                                        868,957                3.5%
      Michael F.G. Ashby                                          27,500                  *
      Robert W. Bass                                              64,339                  *
      Kenneth J. Biba                                             22,700                  *
      Gary J. Bowen                                               30,000                  *
      Steven F. DeGennaro                                         91,836                  *
      Marc M. Devis                                               43,128                  *
      Randall H. Holliday                                         52,867                  *
      J. Kirk Mathews                                            115,352                  *
      Carl E. Russo                                                3,727                  *
      William J. Schroeder /(3)/                                  17,500                  *
      Delbert W. Yocam                                             7,500                  *
      All current directors and executive officers as a        1,345,406                5.3%
      group (12 persons)

--------------------------------------------------------------------------------

* Less than 1%

(1) Includes options to exercise shares of Common Stock held by the following individuals, and all executive officers and directors as a group, that were exercisable on, or within 60 days after, November 1, 1999, as follows: Mr. Ashby, 22,500; Mr. Bass, 62,374; Mr. Biba, 22,500; Mr. Bowen, 30,000; Mr.
     DeGennaro, 77,105; Mr. Devis, 43,128; Mr. Holliday, 50,101; Mr. Mathews, 30,000; Mr. Schroeder, 2,500; Mr. Yocam, 7,500; and all executive officers and directors as a group, 507,863.
(2) Includes 708,802 shares held by the Dirk I. Gates Trust dated October 4, 1994 of which Mr. Gates is Trustee and 160,155 shares subject to outstanding options held by Mr. Gates that were exercisable as of November 1, 1999 or within 60 days of such date.
(3) Mr. Schroeder's shares are held in the name of William J. Schroeder and Marilee J. Schroeder Revocable Trust.

--------------------------------------------------------------------------------
                             STOCK PERFORMANCE GRAPH
--------------------------------------------------------------------------------

     The following graph compares the change in Xircom's cumulative total shareholder return on its Common Stock with the Standard and Poor's 500 Stock Index and the Hambrecht & Quist High Growth Index for the five-year period commencing September 30, 1994, and ending September 30, 1999.

               Sept. 30, 1994   Sept. 30, 1995  Sept. 30, 1996   Sept. 30, 1997  Sept. 30, 1998  Sept. 30, 1999
               --------------   --------------  --------------   --------------  --------------  --------------
Xircom              $100            $ 66            $ 78              $ 60            $118            $203
S&P 500             $100            $130            $156              $219            $239            $306
H&Q Growth          $100            $167            $200              $211            $187            $425

                                [GRAPH OMITTED]


Note:   Xircom's return is calculated based on the assumption that $100 was invested on September 30, 1994 at $20.75 per share.

                                 OTHER MATTERS
                                 -------------

     The Board of Directors knows of no other matters that have been submitted on a timely basis for voting at this Annual Meeting. If any other matters come before the shareholders at this Annual Meeting, the persons named on the enclosed Proxy card intend to vote the shares they represent as the Board of Directors may recommend.


                                             By Order of the Board of Directors

                                             /s/ Randall H. Holliday

Thousand Oaks, California                    Randall H. Holliday
December 13, 1999                            Secretary

                                                                      1112-PS-99

                                  DETACH HERE

                                     PROXY

                                 XIRCOM, INC.

          PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - JANUARY 21, 2000 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Xircom, Inc. designates and appoints DIRK I. GATES and STEVEN F. DeGENNARO, and each of them, proxies and attorneys-in-fact of the undersigned, each with full power of substitution, to vote all the shares of Common Stock of Xircom, Inc. standing in the name of the undersigned at the Annual Meeting of Shareholders of Xircom, Inc. to be held at the Hyatt Westlake Plaza Hotel, located at 880 S. Westlake Boulevard, Westlake Village,
California, on January 21, 2000 at 10:00 a.m., local time, and at any adjournment(s) or postponement(s) thereof.

Unless a contrary direction is indicated, this Proxy will be voted FOR all nominees listed in Proposal 1, FOR Proposals 2, 3, 4 and 5 and in accordance with the judgment of the proxies as to the best interests of the Company upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

                   SEE REVERSE SIDE FOR VOTING ALTERNATIVES
---------------                                                  ---------------
  SEE REVERSE     CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
     SIDE                                                             SIDE
---------------                                                  ---------------

-----------------                                               ----------------
Vote by Telephone                                               Vote by Internet
-----------------                                               ----------------

It's fast, convenient, and immediate!!                          It's fast, convenient, and your vote is immediately
Call Toll-Free on a Touch-Tone Phone                            confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683)

---------------------------------------------------             ---------------------------------------------------
Follow these four easy steps:                                   Follow these four easy steps:

 1.  Read the accompanying Proxy                                 1.  Read the accompanying Proxy
     Statement/Prospectus and Proxy Card.                            Statement/Prospectus and Proxy Card.

 2.  Call the toll-free number                                   2.  Go to the Website
     1-877-PRX-VOTE (1-877-779-8683). For                            http://www.eproxyvote.com/xirc
     shareholders residing outside the United
     States call collect on a touch-tone phone                   3.  Enter your 14-digit Voter Control Number
     1-201-536-8073.                                                 located on your Proxy Card above your name.

 3.  Enter your 14-digit Voter Control Number                    4.  Follow the instructions provided.
     located on your Proxy Card above your name.

 4.  Follow the recorded instructions.
---------------------------------------------------             ---------------------------------------------------
Your vote is important!                                         Your vote is important!
Call 1-877-PRX-VOTE anytime!                                    Go to http://www.eproxyvote.com/xirc anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet

                                  DETACH HERE

    Please mark
[X] votes as in
    this example.


   1. To elect directors to serve for the coming year and until their successors are elected and duly qualified.

      Nominees: (01) Michael F. G. Ashby, (02) Kenneth J. Biba, (03) Gary
      J. Bowen, (04) Dirk I. Gates, (05) J. Kirk Mathews, (06) Carl E. Russo, (07) William J. Schroeder and (08) Delbert W. Yocam

                             FOR          WITHHELD
                            [   ]          [   ]

                                                      MARK HERE
                                                     FOR ADDRESS [   ]
      [   ]                                           CHANGE AND
           ----------------------------------         NOTE BELOW
      For all nominees except those indicated
      on the line above.


                                                     FOR   AGAINST   ABSTAIN
   2. To approve the adoption of Xircom's 2000
      Stock Option Plan.                            [   ]   [   ]     [   ]

   3. To approve the amendment of Xircom's
      Articles of Incorporation to increase the
      authorized number of shares of Common         [   ]   [   ]     [   ]
      Stock Xircom may issue.

   4. To ratify the appointment of Ernst &
      Young LLP as independent auditors of
      Xircom for the fiscal year ending             [   ]   [   ]     [   ]
      September 30, 2000.

   5. To transact any other business which may be presented at the meeting or any adjournment.

   The proxies are authorized to accumulate votes and vote on such other business as is properly brought before the Annual Meeting for action in accordance with their judgment as to the best interests of the Company.

   Please sign exactly as name appears on your stock certificate. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should insert their titles.




Signature:                Date:         Signature:                Date:
          ---------------      --------           ----------------     --------

XIRCOM, INC. ANNUAL MEETING TO BE HELD ON 01/21/00 AT 10:00 A.M. PST
FOR HOLDERS AS OF 11/24/99         * ISSUER CONFIRMATION COPY - INFO ONLY *
      2           1-0601       -------------------------------------------------
 CUSIP:
       983922105

 DIRECTORS                           CONTROL NO --------------------         ---
 ---------                                                                   |
DIRECTORS RECOMMEND: A VOTE FOR ELECTION OF THE FOLLOWING NOMINEES   0030100 |
 1 - 01-MICHAEL F.G. ASHBY,02-KENNETH J. BIBA,03-GARY J. BOWEN,              |
     04-DIRK I. GATES, 05-J. KIRK MATHEWS,06-CARL E. RUSSO,
     07-WILLIAM J. SCHROEDER, 08-DELBERT W. YOCAM


                                                                 DIRECTORS
PROPOSALS:                                                       RECOMMEND
---------                                                        ---------


2 - TO APPROVE THE ADOPTION OF XIRCOM'S 2000 STOCK  ------->>>   FOR  --->>> 2
    OPTION PLAN.                                                 0020701




3 - TO APPROVE THE AMENDMENT OF XIRCOM'S ARTICLES   ------->>>   FOR  --->>> 3
    OF INCORPORATION TO INCREASE THE AUTHORIZED                  0040101
    NUMBER OF SHARES OF COMMON STOCK XIRCOM MAY
    ISSUE.



4 - TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP  ------->>>   FOR  --->>> 4
    AS INDEPENDENT AUDITORS OF XIRCOM FOR THE                    0010210
    FISCAL YEAR ENDING SEPTEMBER 30, 2000.



    *NOTE* SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE
     MEETING OR ANY ADJOURNMENT THEREOF




                      TELEPHONE VOTE AT 1-800-454-8683 OR
                      INTERNET VOTE AT WWW.PROXYVOTE.COM
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

XIRCOM, INC.
01/21/00 AT 10:00 A.M. PST
        2 ITEM(S)                   SHARE(S)
                     DIRECTORS
             MARK 'X' FOR ONLY ONE BOX

  [_] FOR ALL NOMINEES
                                                          -------
  [_] WITHHOLD ALL NOMINEES                               |
                                                          |
  [_] WITHHOLD AUTHORITY TO VOTE FOR                      |
      ANY INDIVIDUAL NOMINEE. WRITE
      NUMBER(S) OR NOMINEE(S) BELOW.

  USE NUMBER ONLY ____________________________